UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2018

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2018, Carbon Energy Corporation, a Delaware corporation (“Carbon” or the “Company”), entered into an amendment (the “Amendment”) of that certain Membership Interest Purchase Agreement (as amended, supplemented or otherwise modified to date, the “Purchase Agreement”) by and among the Company, Old Ironsides Energy Fund II-A Portfolio Holding Company, LLC, a Delaware limited liability company (“OIE II-A”), and Old Ironsides Energy Fund II-B Portfolio Holding Company, LLC, a Delaware limited liability company (together with OIE II-A, the “Sellers”) dated May 4, 2018. The Amendment extends the date after which either Carbon or the Sellers may exercise certain termination rights from October 15, 2018 to November 6, 2018.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The material terms of the Purchase Agreement are described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on May 4, 2018. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Amendment, dated October 15, 2018, to Membership Interest Purchase Agreement, dated as of May 4, 2018, by and among Old Ironsides Fund II-A Portfolio Holding Company, LLC, Old Ironsides Fund II-B Portfolio Holding Company, LLC, and Carbon Energy Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON ENERGY CORPORATION
October 19, 2018
/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

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